Exhibit (c)(3)

PROJECT SOLAR

PRESENTATION TO THE BOARD OF DIRECTORS

STRICTLY CONFIDENTIAL | MARCH 22, 2005 PRELIMINARY | SUBJECT TO FURTHER REVIEW AND EVALUATION

THESE MATERIALS MAY NOT BE USED OR RELIED UPON FOR ANY PURPOSE OTHER THAN AS SPECIFICALLY CONTEMPLATED BY A WRITTEN AGREEMENT WITH CREDIT SUISSE FIRST BOSTON.

CONFIDENTIAL

Situation Overview

In May 2004, CSFB was engaged by Solar as its financial advisor in connection with the proposed spin-off of its availability services business (“Allen”). The spin-off transaction was publicly announced on October 1, 2004 and is scheduled to close in the 2nd quarter of 2005 On November 19, 2004, Saturn expressed an interest to acquire Solar for a 20% premium to Solar’s closing stock price ($31.88 per Solar share) (1) Solar’s Board of Directors discussed Saturn’s proposal; Solar’s Board determined that Saturn’s offer was not attractive and insufficient for Solar to not proceed with the spin-off of Allen On November 30, 2004, Saturn offered to acquire Solar for $33.00—$35.00 per Solar share On December 2, 2004, Solar’s Board discussed the second Saturn offer; the Board subsequently authorized Solar management and CSFB to meet with Saturn to understand its proposal and provide preliminary information to Saturn regarding Solar. CSFB and Solar management met with Saturn on December 6, 2004 (2) On December 14, 2004, Solar’s Board of Directors discussed Saturn’s proposal; the Board subsequently authorized Saturn to conduct due diligence so long as Saturn was prepared to proceed on the basis of $35.00 per share or greater Following the Board meeting, Saturn confirmed that it understood the Board’s position and that it was prepared to proceed on that basis On January 5—6, 13—14, and 18, 2005, Saturn performed preliminary financial and technology due diligence on Solar

(1) Closing Solar share price on November 18, 2004 was $26.57.

(2) On December 3, 2004, Saturn and Solar entered into a confidentiality agreement.

CONFIDENTIAL

Situation Overview (cont’d)

On January 21, 2005 Saturn had an investment committee meeting and subsequently stated on January 25 that its “best and final offer” to acquire Solar is for $35.00 per share

On February 1, 2005, Solar’s Board authorized CSFB and Shearman & Sterling, Solar’s outside legal advisor, to commence negotiations with Saturn

On February 4, 2005, Saturn agreed to a price of $36.00 per share and on February 9, 2005, agreed on principal terms of a transaction

Solar’s Board subsequently authorized Solar’s management to negotiate key terms of the management agreement with Saturn. On February 17, 2005, Solar management and Saturn agreed on key terms of the management agreement

On February 18, 2005, Solar’s Board authorized Saturn to approach four sponsors and form the equity consortium

On February 22, 2005, the equity consortium, Saturn plus four other private equity firms, began performing due diligence on Solar with Bain Consulting and Deloitte & Touche

Solar’s Board subsequently authorized Saturn to approach the debt financing sources, which include JPMorgan Chase, Citigroup and Deutsche Bank

On March 8, 2005, Saturn requested and the Board approved Saturn to approach three additional private equity firms

The transaction is expected to close in the 3rd quarter of 2005

CONFIDENTIAL

Preliminary Summary of Transaction Terms

TERM SUMMARY DESCRIPTION

Parties Parent, Merger Sub (a wholly-owned subsidiary of Parent), and Solar

Consideration $36 per share of Solar common stock in cash

Treatment of Options Accelerated vesting, except for a portion held by certain members of Solar’s management which shall roll-over into [NewCo] pursuant to the Management Agreement Financing There are no financing conditions, although closing may be delayed for a [15] business day marketing period for Parent’s high yield financing and the transaction is subject to the absence of a Market MAC and a Lender MAC (see below) Board Recommendations The board of directors of Solar may withdraw, modify or change its recommendation of the Merger, only if it determines in good faith that the failure to do so would constitute a breach of its fiduciary duties and, if there is an alternative acquisition proposal, that such alternative acquisition proposal is a superior proposal; provided, that the board may not withdraw, modify, or change its recommendation solely in connection with the proposed spin-off of Solar’s availability services business

Conditions to Closing Conditions include:

Receipt of stockholder approval

Expiration/termination of waiting periods under applicable antitrust laws Absence of governmental injunctions or restraints against the Merger Receipt of all material required governmental consents Customary bring down of representations, warranties and covenants to closing

Absence of a Market MAC (other than a Market MAC with respect to which Parent waives its right to invoke this condition) Absence of a Lender MAC, subject to Parent’s reasonable best efforts to secure comparable substitute financing Tax Treatment Taxable to Solar’s shareholders Expected Closing Q3 2005 (after Solar shareholder vote)

Source: Based on Shearman and Sterling draft as of March 22, 2005.

CONFIDENTIAL

Preliminary Summary of Transaction Terms (Cont’d)

TERM SUMMARY DESCRIPTION

Material Adverse Change: MAC includes the following carve-outs:

(i) a change in general economic or financial market conditions that does not have a disproportionate effect on Solar (ii) any act of terrorism or war that does not have a disproportionate effect on Solar (iii) the announcement of the execution of the Merger Agreement or the pendency or consummation of the Merger; and

(iv) compliance with the terms of, or the taking of any action required by, the Merger Agreement

Market MAC Any general suspension of trading in, or limitation on prices for, securities on the NYSE for three or more consecutive business days The declaration of a banking moratorium or any suspension of payments in respect of banks in the United States generally for three or more consecutive business days The commencement or material escalation of a war, armed hostilities or other international or national crisis directly or indirectly involving the United States or any of its territories, including any acts of terrorism, domestic or foreign, or a national or international economic or financial crisis that results in a material disruption or material adverse change in the United States commercial credit, debt capital or commercial mortgage-backed securities markets for a period of three or more consecutive business days; and Any limitation by any governmental authority which prohibits the extension of credit by banks or other lending institutions in the United States generally that prevents a lender from providing the financing for the Merger for a period of three or more consecutive business days

Lender MAC A restriction on lending imposed by a regulatory authority, court or agency on, or a petition of bankruptcy, insolvency or reorganization filed by or against, any lender or lenders providing at least 25% of the financing contemplated by the debt commitment letters which prevents such lender or lenders from providing such financing and which, in the case of any petition filed against any such lender or lenders, is not dismissed within 10 days of being filed

Source: Based on Shearman and Sterling draft as of March 22, 2005.

CONFIDENTIAL

Preliminary Summary of Transaction Terms (Cont’d)

TERM SUMMARY DESCRIPTION

Termination By the mutual written consent of Solar and Parent By either Solar or Parent if:

The Merger is not consummated on or before [September 15, 2005], unless the financing marketing period ends in the period from August 19, 2005 to September 2, 2005, then on or before [September 30, 2005] (so long as the failure to consummate the Merger is not due to a breach by the terminating party) The required approval of Solar’s stockholders is not obtained A final and non-appealable governmental order prohibits the consummation of the Merger; or There is a breach of the representations, warranties or covenants of the other party, which breach would cause the failure of a condition, and such breach is not, or cannot be, cured within 30 days of notice By Parent if Solar’s board of directors (a) modifies, changes or withdraws its recommendation of the Merger, (b) recommends or approves a competing acquisition proposal, (c) within 5 business days of first announcement of a tender offer for Solar’s shares, takes any position on such offer other than recommending rejection of such offer, or (d) fails to include its recommendation of the Merger in the proxy statement distributed to Solar’s stockholders (each a “board termination act”) By Solar if: Solar receives a superior acquisition proposal, so long as (a) Solar gives Parent an opportunity to match such proposal and (b) Parent fails to match such proposal within five business days (subject to a 2 business day extension upon certain amendments to the superior acquisition proposal) Conditions to the obligations of Parent and Merger Sub to close the Merger have been satisfied, and the Merger is not consummated on the earlier of (a) the last day of the 15 business day financing marketing period and (b) the third business day after Parent has obtained the high yield financing; or Parent fails to waive its right not to close due to a Market MAC within a certain period after Solar requests that Parent do so

Source: Based on Shearman and Sterling draft as of March 22, 2005.

CONFIDENTIAL

Preliminary Summary of Transaction Terms (Cont’d)

TERM SUMMARY DESCRIPTION

Fees and Expenses Solar shall pay Parent’s expenses, up to $25 million, if Parent terminates due to the breach of a Solar representation, warranty or covenant Solar shall pay Parent a termination fee of $300 million if: Parent terminates due to the breach of a Solar representation, warranty or covenant, or either party terminates due to the failure to obtain the required stockholder approval, and (a) at or prior to the time of termination a competing proposal has been publicly announced that is reasonably likely to have caused the approval of Solar’s stockholders not to have been obtained and (b) no later than 12 months after such termination, Solar enters into a definitive agreement with respect to a transaction Parent terminates due to the occurrence of a board termination act, or Solar terminates to accept a superior proposal, unless, in either case, such termination is in connection with the sale of Solar’s availability services business, in which case the termination fee shall be $200 million Parent shall pay Solar a termination fee of $300 million if: Solar terminates due to the breach of a Parent or Merger Sub representation, warranty or covenant Solar terminates due to the failure to consummate the Merger by [September 15, 2005], unless the financing marketing period ends in the period from August 19, 2005 to September 2, 2005, then by [September 30, 2005], and Parent’s and Merger Sub’s conditions to close have been satisfied; or All the conditions to the obligations of Parent and Merger Sub to close have been satisfied and the Merger is not consummated on the earlier of (a) the last day of the 15 business day financing marketing period and the third business day after Parent has obtained the high yield financing Funds Guarantee [The Funds affiliated with Parent will, jointly and severally, provide a guarantee for the obligations and liabilities of Parent and Merger Sub under the Merger Agreement, up to a maximum amount of $300 million]

Source: Based on Shearman and Sterling draft as of March 22, 2005.

CONFIDENTIAL

Overview of Saturn Proposal

Proposal

($ in millions, except per share)

Price per Share $36.00

FD Shares (MM) 304.2

Equity Value $10,952

Plus: Net Debt as of 12/31/04 (1) 307

Aggregate Value $11,260

2004 PF EBITDA (1) $1,088

2005 EBITDA 1,145

Agg Value / 2004 PF EBITDA 10.3x

Agg Value / 2005 EBITDA 9.8x

Source: Management and Company filings.

(1) Pro forma for BRUT divestiture and acquisitions of OSSI, Inflow, Vivista, Integrity and RRI.

[Seven] equity sponsors (including Saturn) Approximately $3.5BN of equity Three lead financing sources: JPMorgan Chase, Citigroup and Deutsche Bank Approximately $8.0BN of debt

Preliminary Sources & Uses

($ in millions)

SOURCES

Cash from Balance Sheet $310

Total New Debt 7,500

Rolled Debt 500

Total Debt 8,000

Sponsor Equity (1) 3,513

Total Sources $11,823

USES

Purchase of Solar Equity $10,952

Refinance ST / LT Debt 54

Rolled Debt 500

Transaction Expenses 316

Total Uses $11,823

Note: Balance sheet data per management and Company filings.

Note: Assumes leverage of 7.2x pro forma (taking into account recent acquisitions and divestitures) LTM EBITDA of $1,104 as of 3/31/2005.

(1) Management will rollover some portion of their existing options.

CONFIDENTIAL

Overview of Saturn Proposal (Cont’d)

($ in millions, except per share values)

Premium / (Discount) to Solar Price Implied Multiples(2)

Historical Current Proposal Operating Current Proposal

Saturn Proposal - $36.00

Implied Premiums Price $24.95 $36.00 Implied Multiples Statistics (1) $24.95 $36.00

Current (03/18/05) $24.95 0.0% 44.3% Implied Equity Value $7,362 $10,952

10-Day Average $25.31 (1.4%) 42.2% Implied Enterprise Value 7,669 11,260

30-Day Average $25.85 (3.5%) 39.3%

60-Day Average $26.53 (5.9%) 35.7% FY2004 PF Revenue $3,691 2.1x 3.1x

90-Day Average $26.60 (6.2%) 35.3% FY2005E Revenue 3,937 1.9x 2.9x

10-Day Prior $25.94 (3.8%) 38.8%

30-Day Prior $26.85 (7.1%) 34.1% FY2004 PF EBITDA $1,088 7.0x 10.3x

60-Day Prior $27.76 (10.1%) 29.7% FY2005E EBITDA 1,145 6.7x 9.8x

90-Day Prior $26.65 (6.4%) 35.1%

Pre Spin-Off Ann. (10/1/04) $24.42 2.2% 47.4% FY2004A EPS $1.40 17.8x 25.7x

FY2005E Street EPS(3) $1.55 16.1x 23.2x

LTM High (04/14/04) $28.90 (13.7%) 24.6%

LTM Low (08/11/04) $22.40 11.4% 60.7%

(1) Per Solar Management. 2004 statistics pro forma for OSSI, Inflow, Vivista, Integrity and RRI acquisitions and BRUT divestiture. (2) Assumes pro forma net debt of $307 million per Solar management.

(3) Per Wall Street Research.

CONFIDENTIAL

Historical Stock Price Analysis

Daily from March 17, 2000 to March 18, 2005

Share Price $40 $35 $30 $25 $20 $15 $10 $5 $0

3/17/00 12/3/00 8/21/01 5/9/02 1/25/03 10/13/03 6/30/04 3/18/05

35,000 30,000 25,000 20,000 15,000 10,000 5,000 0

Volume in Thousands

Volume

Solar

Price

High (3/19/02) $34.89

Low (7/19/00) 14.66

Average 24.90

Volume(MM)

High (7/19/02) 32.322

Low (11/26/04) 0.232

Average 1.523

Days Closed at or Above

$33.00 13

$34.00 8

$35.00 0

CONFIDENTIAL

Solar Financial Analysis

($ in millions)

Equity Price per Share (Enterprise Value) Solar Equity Reference Range Per Share Other Metrics

Comparable Company Analysis Comparable Transaction Analysis Discounted Cash Flow Analysis Wall Street Analyst NTM Price Target

Premiums Paid 52 Week High / Low

Implied Multiples $36.00

CY2004 PF Revenues 3.1x

CY2005 Revenues 2.9x

CY2004 PF EBITDA 10.3x

CY2005 EBITDA 9.8x

CY2004 PF Unlevered NI 26.7x

CY2005 Unlevered NI 24.1x

$40.00 $35.00 $30.00 $25.00 $20.00

$15.00

Statistic(1) $31.59 ($9,800) $24.73 ($7,600) $30.07 ($9,300) $37.62 ($11,800) $36.12 ($11,300) $28.84 ($8,900) $33.25 ($10.345) $31.19 ($9,668) $28.90 ($8,918) $22.40 ($6,881) $25.00 ($7,685) $37.00 ($11,592)

Proposed Price $36.00 ($11,260)

Stock Price as of 3/18/05: $24.95 ($7,669)

CY2004 PF Revenues $3,691 2.1x - 2.7x 2.5x - 3.2x 2.4x - 3.1x 2.6x - 2.8x 1.9x - 2.4x 2.1x - 3.1x

CY2005E Revenues 3,937 1.9x - 2.5x 2.4x - 3.0x 2.3x - 2.9x 2.5x - 2.6x 1.7x - 2.3x 2.0x - 2.9x

CY2004 PF EBITDA 1,088 7.0x - 9.0x 8.5x - 10.8x 8.2x - 10.4x 8.9x - 9.5x 6.3x - 8.2x 7.1x - 10.7x

CY2005E EBITDA 1,145 6.6x - 8.6x 8.1x - 10.3x 7.8x - 9.9x 8.4x - 9.0x 6.0x - 7.8x 6.7x - 10.1x

CY2004 PF Unlevered NI 422 18.0x - 23.2x 22.0x - 27.9x 21.1x - 26.7x 22.9x - 24.5x 16.3x - 21.1x 18.2x - 27.4x

CY2005E Unlevered NI 467 16.3x - 21.0x 19.9x - 25.3x 19.1x - 24.2x 20.7x - 22.2x 14.7x - 19.1x 16.5x - 24.8x

Note: Pro forma Net Debt of $307MM as of 12/31/04.

Note: The low price target of $25 was from Deutsche Bank as of 2/15/95 and the high price target of $37 was from Barrington Research as of 2/16/05. (1) Per Solar Management. 2004 statistics pro forma for OSSI, Inflow, Vivista, Integrity and RRI acquisitions and BRUT divestiture.

CONFIDENTIAL

Summary Overview

Solar

Sum of the Parts Financial Analysis

Saturn Proposal $36.00 per share

Enterprise Value ($BN) Solar Equity Value Per Share

Iverson Allen

Comparable Company Analysis

$4.3 – $5.5 $3.3 – $4.3 $24.73 – $31.59

Comparable Acquisition Analysis

$4.7 – $6.0 $4.6 – $5.8 $30.07 – $37.62

Discounted Cash Flow Analysis

$5.5 – $6.9 $3.4 – $4.4 $28.84 – $36.12

CONFIDENTIAL

Premiums Paid Analysis

Premium / (Discount) to Solar Price

Historical Price Current $24.95 Proposal $36.00 Median Premium to Share Price

Implied Premiums Premiums Paid Analysis 1 Day Prior 30 Days Prior 52 Week High # of Deals

Current (03/18/05) $24.95 0.0% 44.3% Precedent Premiums Paid (1)(2)

10-Day Average $25.31 (1.4%) 42.2%

30-Day Average $25.85 (3.5%) 39.3% Tech Deals Greater than $1BN 26.1% 33.3% (0.2%) 111

60-Day Average $26.53 (5.9%) 35.7%

90-Day Average $26.60 (6.2%) 35.3% All Deals Greater than $1BN 25.0% 31.5% 1.0% 337

10-Day Prior $25.94 (3.8%) 38.8%

30-Day Prior $26.85 (7.1%) 34.1% Implied Solar Price per Share (3)

60-Day Prior $27.76 (10.1%) 29.7%

90-Day Prior $26.65 (6.4%) 35.1% Tech Deals Greater than $1BN $31.47 $33.25

Pre Spin-Off Ann. (10/1/04) $24.42 2.2% 47.4%

All Deals Greater than $1BN $31.19 $32.80

LTM High (04/14/04) $28.90 (13.7%) 24.6%

LTM Low (08/11/04) $22.40 11.4% 60.7%

(1) Source: SDC.

(2) Based on the following criteria:

Announced Global M&A deals from 1/1/1995 to 3/10/2005 100% Cash Consideration (3) Based on 3/18/05 stock price of $24.95.

CONFIDENTIAL

Wall Street Research Analyst 12-Month Price Targets

Report Date	Bank	Analyst	12 - Month Price Target	Price Target Date	Action / Selected Comments Since 3/21/05 Announcement
03/02/05	Baird	Carla Cooper	$34.00	12/31/04	Downgrade from Outperform to Neutral.
03/01/05	William Blair & Company	Franco Turrinelli	NA	NA	
02/28/05	Merrill Lynch	Gregory Smith	$34.00	07/23/03	"All things considered, we think $35 would be a fair price to pay."
02/25/05	SG Cowen & Co.	Moshe Katri	NA	NA	
02/24/05	Lehman Brothers	Roger Freeman	$29.00	02/17/05	"We would expect the company to give it serious consideration, as we do not see the stock achieving a $34 level on its own."
02/16/05	Barrington Research	Michael Hutchison	$37.00	02/16/05	"We believe the potential $10 billion LBO better reflects the prospects for the company."
02/16/05	Prudential Equity Group	Bryan Keane	$26.00	11/01/04	"Investors will likely welcome a buyout at that price."
02/16/05	Keefe, Bruyette & Woods	Robert Lee	$30.00	02/17/05	Downgrade from Outperform to Market Perform. "The fundamental public market value of the existing business...is around $30 or so per share."
02/16/05	Stifel Nicolaus	Peter Heckmann	$32.00	10/04/04	"In the face of significant market ambivalence to the proposed [spin-off], we think a sale of the company makes perfect sense."
02/16/05	JPMorgan Securities	Philip Mickelson	NA	NA	"We think this potential deal would be a positive for Solar shareholders."
02/16/05	Morgan Stanley	David Togut	NA	NA	
02/16/05	Janney Montgomery Scott	Thomas McCrohan	$30.00	02/16/05	Downgrade from Buy to Hold. "We believe the sale of Solar to financial buyers makes strategic sense."
02/16/05	ThinkEquity Partners	Glenn Greene	$32.00	04/22/04	
02/16/05	Needham	Andrew Jeffrey	$33.00	02/16/05	"Now that's more like it: possible LBO begins unlocking value and upside remains."
02/15/05	Deutsche Bank	Brandt Sakakeeny	$25.00	07/21/04	
02/15/05	Wachovia Securities	David Trossman	NA	NA	

CREDIT SUISSE | FIRST BOSTON

13

CONFIDENTIAL

Illustrative Timetable - Announcement to Closing

March 2005

Sun	Mon	Tue	Wed	Thu	Fri	Sat
		1	2	3	4	5
6	7	8	9	10	11	12
13	14	15	16	17	18	19
20	21	22	23	24	25	26
27	28	29	30	31		

April 2005

Sun	Mon	Tue	Wed	Thu	Fri	Sat
					1	2
3	4	5	6	7	8	9
10	11	12	13	14	15	16
17	18	19	20	21	22	23
24	25	26	27	28	29	30

May 2005

Sun	Mon	Tue	Wed	Thu	Fri	Sat
1	2	3	4	5	6	7
8	9	10	11	12	13	14
15	16	17	18	19	20	21
22	23	24	25	26	27	28
29	30	31				

June 2005

Sun	Mon	Tue	Wed	Thu	Fri	Sat
			1	2	3	4
5	6	7	8	9	10	11
12	13	14	15	16	17	18
19	20	21	22	23	24	25
26	27	28	29	30		

July 2005

Sun	Mon	Tue	Wed	Thu	Fri	Sat
					1	2
3	4	5	6	7	8	9
10	11	12	13	14	15	16
17	18	19	20	21	22	23
24	25	26	27	28	29	30
31						

August 2005

Sun	Mon	Tue	Wed	Thu	Fri	Sat
	1	2	3	4	5	6
7	8	9	10	11	12	13
14	15	16	17	18	19	20
21	22	23	24	25	26	27
28	29	30	31			

September 2005

Sun	Mon	Tue	Wed	Thu	Fri	Sat
				1	2	3
4	5	6	7	8	9	10
11	12	13	14	15	16	17
18	19	20	21	22	23	24
25	26	27	28	29	30	

Announcement


30 Days (assuming no HSR second request)
20 Business Days
[15] Business Days
File Preliminary Proxy Statement with SEC
File HSR Pre-merger Notification
Receipt of SEC Comments
HSR Clearance
Mail Proxy / Prospectus to Shareholders
Shareholder Vote (assuming no HSR second request)
Announcement
Resolve SEC Comments
Closing
Mar. 24
Early April
Early May
Mid June
Mid July
Late July
10 Business Days
4 - 6 Weeks

CREDIT SUISSE | FIRST BOSTON

14

CONFIDENTIAL

Appendix

CONFIDENTIAL

Solar Summary Financials

($ in millions)

2004A 2004PF(1) 2005E 2006E 2007E 2008E 2009E

Revenue $3,555.9 $3,690.6 $3,936.6 $4,225.0 $4,515.3 $4,771.7 $5,040.8

% growth 6.7% 7.3% 6.9% 5.7% 5.6%

Cost and Expenses:

Operating 2,509.3 2,745.9 2,900.4 3,073.2 3,246.5 3,427.9

Depreciation and amortization 218.1 222.6 246.0 255.7 272.6 281.0

Amort. of acquisition intangibles 118.9 144.4 141.5 131.7 112.0 95.2

Corporate 46.2 56.6 60.5 63.9 67.5

Total costs and expenses 2,846.3 3,159.1 3,344.6 3,521.1 3,695.0 3,871.6

Operating Income $709.6 $704.1 $777.5 $880.4 $994.2 $1,076.7 $1,169.2

% margin 20.0% 19.1% 19.8% 20.8% 22.0% 22.6% 23.2%

EBITDA $1,046.6 $1,088.3 $1,144.5 $1,268.0 $1,381.6 $1,461.3 $1,545.4

% margin 29.4% 29.5% 29.1% 30.0% 30.6% 30.6% 30.7%

Working Capital Changes ($44.8) ($14.4) ($21.4) ($20.6) ($17.1) ($26.0)

Capital Spending $240.3 $314.5 $295.7 $269.1 $282.5 $296.3

% revenue 6.8% 8.0% 7.0% 6.0% 5.9% 5.9%

Source: Financials per Solar Management.

(1) Pro forma for BRUT divestiture and acquisitions of OSSI, Inflow, Vivista, Integrity and RRI.

CONFIDENTIAL

Iverson Financial Analysis

Iverson Enterprise Value Reference Range

($ in millions)

Comparable Company Analysis

Comparable Transaction Analysis

Discounted Cash Flow Analysis $7,500 $7,000 $6,500 $6,000 $5,500 $5,000 $4,500 $4,000 $3,500 $3,000 $2,500 $5,500 $4,300 $6,000 $4,700 $6,900 $5,500

(1)

Statistic

CY2004 PF Revenues $2,432 1.8x - 2.3x 1.9x - 2.5x 2.3x - 2.8x

CY2005E Revenues 2,612 1.6x - 2.1x 1.8x - 2.3x 2.1x - 2.6x

CY2004 PF EBITDA 544 7.9x - 10.1x 8.6x - 11.0x 10.1x - 12.7x

CY2005E EBITDA 593 7.2x - 9.3x 7.9x - 10.1x 9.3x - 11.6x

CY2004 PF Unlevered NI 207 20.8x - 26.6x 22.7x - 29.0x 26.6x - 33.4x

CY2005E Unlevered NI 244 17.6x - 22.5x 19.2x - 24.5x 22.5x - 28.2x

(1) All Iverson financial information provided by Solar management. 2004 operating statistics pro forma for BRUT divestiture and OSSI, Vivista, Integrity and RRI acquisitions.

CONFIDENTIAL

Iverson Financial Projections

($ in millions)

2004PF(1) 2005E 2006E 2007E 2008E 2009E

Revenue $2,432.5 $2,612.4 $2,838.3 $3,061.2 $3,256.0 $3,463.0

% growth 7.4% 8.6% 7.9% 6.4% 6.4%

Cost and Expenses:

Operating 1,988.3 2,107.8 2,235.6 2,367.3 2,512.8

Depreciation and amortization 71.2 84.6 87.9 90.7 91.6

Amort. of acquisition intangibles 114.8 111.9 102.2 86.9 73.9

Corporate 30.7 38.0 41.0 43.6 46.4

Total costs and expenses 2,205.0 2,342.3 2,466.7 2,588.6 2,724.6

Operating Income $344.5 $407.4 $496.0 $594.5 $667.4 $738.4

% margin 14.2% 15.6% 17.5% 19.4% 20.5% 21.3%

EBITDA $543.8 $593.4 $692.5 $784.7 $845.0 $903.9

% margin 22.4% 22.7% 24.4% 25.6% 26.0% 26.1%

Working Capital Changes ($17.0) ($18.4) ($15.8) ($16.8) ($17.9)

Capital Spending $117.1 $87.7 $94.6 $100.6 $107.0

% revenue 4.5% 3.1% 3.1% 3.1% 3.1%

Source: Financials per Solar Management.

(1) Pro forma for BRUT divestiture and acquisitions of OSSI, Vivista, Integrity and RRI.

CONFIDENTIAL

Iverson Comparable Company Analysis

($ in millions, except per share amounts)

FD Capitalization Operating Statistics

Stock Equity Enterp. FD Enterprise Value / Revenue CY05 LT CY2005

Price Market Market P/E Multiple Revenues EBITDA Growth EBIT Gr. Rate PE /

COMPANY (FYE) 3/18/05 Value Value CY05 CY06 CY05 CY06 CY05 CY06 ‘05-’06 Margin (LTGR) LTGR

Solar Street (Dec.) $24.95 $7,362 $7,669 16.1x 14.4x 2.0x 1.9x 7.0x 6.6x 5.4% 20.3% 13.5% 1.2x

Iverson Street (Dec.) NA NA NA NA NA NA NA NA NA 5.6% 17.2% NA NM

Financial Services

ADP (Jun.) $44.78 $26,550 $25,037 27.6x 23.7x 2.8x 2.7x 11.7x 11.2x 3.4% 19.9% 11.2% 2.5x

Fiserv (Dec.) 37.12 7,302 7,391 17.0x 14.8x 2.0x 1.8x 8.2x 7.6x 10.1% 19.2% 15.9% 1.1x

SEI Investments Co. (Dec.) 37.12 4,024 3,768 21.3x 19.3x 5.1x 4.7x 15.5x 14.1x 8.2% 30.4% 15.6% 1.4x

DST Systems (Dec.) 44.83 3,877 4,118 16.9x 14.8x 2.4x 2.3x 8.0x 7.5x 5.3% 20.3% 13.1% 1.3x

Bisys (Jun.) 14.82 1,796 2,052 19.2x 16.5x 1.8x 1.7x 9.0x 8.3x 7.7% 14.8% 14.0% 1.4x

Median 19.2x 16.5x 2.4x 2.3x 9.0x 8.3x 7.7% 19.9% 14.0% 1.4x

Mean 20.4x 17.8x 2.8x 2.6x 10.5x 9.7x 6.9% 20.9% 14.0% 1.5x

Securities Trading

CME (Dec.) $193.39 $6,787 $6,039 22.8x 19.3x 6.7x 5.9x 11.0x 9.4x 14.3% 54.7% 15.0% 1.5x

Factset (Aug.) 32.01 1,626 1,558 15.4x NA 4.8x NA 12.0x 10.9x NA 35.0% 16.0% 1.0x

Archipelago (Dec.) 18.90 1,018 842 17.3x 15.9x 1.5x 1.5x 8.1x 7.5x (0.6%) 14.8% 10.5% 1.7x

Median 17.3x 17.6x 4.8x 3.7x 11.0x 9.4x 6.8% 35.0% 15.0% 1.5x

Mean 18.5x 17.6x 4.4x 3.7x 10.3x 9.3x 6.8% 34.8% 13.8% 1.4x

Source: Wall Street equity research.

($ in millions)

Statistic Range Implied Enterprise Value

CY05E Revenue $2,612 2.0x – 2.5x $5,225 – $6,531

CY06E Revenue 2,838 2.0x – 2.5x $5,677 – $7,096

CY05E EBITDA 593 7.5x – 9.5x $4,450 – $5,637

CY06E EBITDA 693 7.0x – 9.0x $4,848 – $6,233

CY05E Unlevered NI 244 17.0x – 22.0x $4,155 – $5,377

CY06E Unlevered NI 298 15.0x – 20.0x $4,464 – $5,952

Enterprise Value Reference Range $4,300 – $5,500

Source: Statistics per Company management.

CONFIDENTIAL

Iverson Comparable Acquisitions Analysis

($ in millions)

FD FD Enterprise Value /

Date Equity Enterp. Revenue EBITDA P/E

Annc. Target / Acquiror Value Value LTM LTM LTM

12/16/2004 BHC Investments / Fidelity Investments (National Financial) $365.0 $365.0 3.4x NA NA

10/20/2004 EquiServe / Computershare Limited 307.0 307.0 1.0x 9.8x NA

09/09/2004 Intercept / Fidelity National 423.3 435.5 2.3x 18.3x NM

07/13/2004 National Processing / Bank of America 1,425.0 1,138.5 2.2x 9.9x 25.7x

06/08/2004 Refco / Thomas H. Lee Partners 2,074.6 2,250.0 2.4x 8.4x 17.9x

05/25/2004 Brut LLC / Nasdaq Stock Market 190.0 190.0 NA NA NA

05/17/2004 NYCE / Metavante 610.0 610.0 4.3x NA 19.9x

04/06/2004 Barra / Morgan Stanley 828.2 620.8 4.1x 11.9x 23.6x

04/05/2004 Tradeweb LLC/ Thomson Financial 460.0 435.0 4.4x 14.5x NA

02/09/2004 Aurum Technology / Fidelity National 305.0 305.0 1.6x NA NA

12/10/2003 SCT / Sungard 595.4 502.5 1.9x 10.9x 30.9x

04/02/2003 Concord EFS / First Data 7,448.1 6,194.0 3.1x 11.0x 20.4x

03/14/2003 InterPay (FleetBoston) / Paychex 155.0 155.0 NA NA NA

01/29/2003 Alltel Financial Services / Fidelity National 1,050.0 1,050.0 1.3x NA NA

01/08/2003 Pershing / Bank of New York 2,000.0 2,480.0 3.1x NA NA

11/14/2002 EDS Consumer Network Services / Fiserv 320.0 320.0 NA NA NM

08/05/2002 BrokerTec Trading Operations / ICAP 240.0 240.0 2.4x NA NA

06/10/2002 Island ECN / Instinet 508.0 508.0 3.1x NA 19.5x

04/29/2002 HNC Software / Fair, Isaac and Company 906.9 839.0 3.7x 9.7x 47.2x

06/14/2001 NYCE / First Data Corp. 551.7 551.7 NA NA NA

05/07/2001 NOVA Corp (GA) / US Bancorp 2,252.1 2,474.4 1.6x 12.4x 25.0x

Median 2.4x 11.0x 23.6x

Mean 2.7x 11.7x 25.5x

Source: SDC, company press releases and Wall Street equity research. Note: Tradeweb transaction includes 50% of $150MM earnout.

($ in millions)

Statistic (1) Range Implied Enterprise Value

CY04 PF Revenue $2,432 2.0x – 2.5x $4,865 – $6,081

CY04 PF EBITDA 544 9.0x – 12.0x $4,894 – $6,525

CY04 PF Unlevered NI 207 22.0x – 26.0x $4,547 – $5,374 Enterprise Value Reference Range $4,700 – $6,000

(1) 2004 statistics pro forma for OSSI, Inflow, Vivista, Integrity and RRI acquisitions

CONFIDENTIAL

Iverson Discounted Cash Flow Analysis

Discounted Cash Flow Matrix

($ in millions)

Discount Terminal EBITDA Multiple(2009)

Rate 8.0x 9.0x 10.0x

11.0% $1,618 $1,618 $1,618 Present Value of Free Cash Flow (2005-2009)

4,291 4,828 5,364 Present Value of Terminal Value

$5,910 $6,446 $6,982 Enterprise Value

10.9x 11.9x 12.8x Implied Enterprise Value / 2004 PF EBITDA Multiple

3.6% 4.3% 5.0% Implied Terminal Value Perpetuity Growth Rate

12.0% $1,576 $1,576 $1,576 Present Value of Free Cash Flow (2005-2009)

4,103 4,616 5,129 Present Value of Terminal Value

$5,679 $6,191 $6,704 Enterprise Value

10.4x 11.4x 12.3x Implied Enterprise Value / 2004 PF EBITDA Multiple

4.5% 5.3% 5.9% Implied Terminal Value Perpetuity Growth Rate

13.0% $1,534 $1,534 $1,534 Present Value of Free Cash Flow (2005-2009)

3,925 4,415 4,906 Present Value of Terminal Value

$5,459 $5,950 $6,440 Enterprise Value

10.0x 10.9x 11.8x Implied Enterprise Value / 2004 PF EBITDA Multiple

5.4% 6.2% 6.9% Implied Terminal Value Perpetuity Growth Rate

Growth and Margin Sensitivity

Revenue Growth Improvement

(2.0%) (1.0%) 0.0% 1.0% 2.0%

(2.0%) $5,410 $5,584 $5,762 $5,945 $6,134

EBITDA Margin Improvement

(1.0%) 5,610 5,791 5,977 6,168 6,364

0.0% 5,810 5,998 6,191 6,390 6,594

1.0% 6,010 6,205 6,406 6,612 6,824

2.0% 6,210 6,413 6,621 6,834 7,054

Note: % increase in EBITDA margin applies to 2009; each year assumes a fifth of the % change in margin until 2009. Note: Assumes midpoints of the discounted cash flow matrix for discount rate (12.0%) and terminal EBITDA multiple (9.0x).

CONFIDENTIAL

WACC Analysis—Iverson

Assumptions

Tax Rate 40.00%

Risk Free Rate (20 year) (1) 4.72%

Equity Risk Premium (2) (9) 7.20%

Debt Sensitivity 0.50%

Industry Statistics Debt / Mkt Eq. Levering Factor (4) Unlevered Beta (5) Cost of Equity (7)

Beta (3)

SDS 1.04 7.5% 1.05 0.99 11.9%

ADP 0.89 0.3% 1.00 0.89 11.1%

FISV 0.92 8.3% 1.05 0.88 11.0%

DST 0.96 44.3% 1.27 0.76 10.2%

SEIC 1.28 0.4% 1.00 1.27 13.9%

BSG 1.15 22.3% 1.13 1.01 12.0%

CME 1.62 0.0% 1.00 1.62 16.4%

FDS 1.13 0.0% 1.00 1.13 12.8%

AX 1.47 0.2% 1.00 1.46 15.3%

Average 9.2% 1.11 12.7%

Cost of Capital Pre-tax Cost of Debt

After-tax Cost of Debt

Debt/Capital Debt/Equity Average Unlev. Beta Lev. Factor Levered Beta (6) Cost of Equity (7) Debt/Capital Size Premium

0.0% 0.0% 1.11 1.00 1.11 12.7% 0.0% 0.0%

5.0% 5.3% 1.11 1.03 1.15 13.0% 5.0% 0.0%

10.0% 11.1% 1.11 1.07 1.19 13.3% 10.0% 0.0%

15.0% 17.6% 1.11 1.11 1.23 13.6% 15.0% 0.0%

20.0% 25.0% 1.11 1.15 1.28 13.9% 20.0% 0.0%

25.0% 33.3% 1.11 1.20 1.34 14.3% 25.0% 0.0%

30.0% 42.9% 1.11 1.26 1.40 14.8% 30.0% 0.0%

35.0% 53.8% 1.11 1.32 1.47 15.3% 35.0% 0.0%

40.0% 66.7% 1.11 1.40 1.56 15.9% 40.0% 0.0%

45.0% 81.8% 1.11 1.49 1.66 16.7% 45.0% 0.0%

50.0% 100.0% 1.11 1.60 1.78 17.5% 50.0% 0.0%

5.0% 5.5% 6.0% 6.5% 7.0% 7.5% 8.0% 8.5% 9.0% 9.5% 10.0%

3.0% 3.3% 3.6% 3.9% 4.2% 4.5% 4.8% 5.1% 5.4% 5.7% 6.0%

WEIGHTED AVERAGE COST OF CAPITAL (8)

12.7% 12.7% 12.7% 12.7% 12.7% 12.7% 12.7% 12.7% 12.7% 12.7% 12.7%

12.5% 12.5% 12.5% 12.5% 12.5% 12.6% 12.6% 12.6% 12.6% 12.6% 12.6%

12.2% 12.3% 12.3% 12.3% 12.4% 12.4% 12.4% 12.5% 12.5% 12.5% 12.5%

12.0% 12.0% 12.1% 12.1% 12.2% 12.2% 12.3% 12.3% 12.4% 12.4% 12.4%

11.7% 11.8% 11.9% 11.9% 12.0% 12.0% 12.1% 12.2% 12.2% 12.3% 12.3%

11.5% 11.6% 11.7% 11.7% 11.8% 11.9% 12.0% 12.0% 12.1% 12.2% 12.3%

11.3% 11.3% 11.4% 11.5% 11.6% 11.7% 11.8% 11.9% 12.0% 12.1% 12.2%

11.0% 11.1% 11.2% 11.3% 11.4% 11.5% 11.6% 11.7% 11.9% 12.0% 12.1%

10.8% 10.9% 11.0% 11.1% 11.2% 11.4% 11.5% 11.6% 11.7% 11.8% 12.0%

10.5% 10.7% 10.8% 10.9% 11.1% 11.2% 11.3% 11.5% 11.6% 11.7% 11.9%

10.3% 10.4% 10.6% 10.7% 10.9% 11.0% 11.2% 11.3% 11.5% 11.6% 11.8%

(1) Interpolated yield on the 20-year U.S. Treasury bond (3/15/05).

(2) The average historic spread between the return on stocks and l-t bonds (Ibbotson Ass.) (3) Barra U.S. Equity Beta Book predictions (4) Levering Factor: 1 + [ ( 1—tax rate ) * ( debt / equity ratio ) ] (5) Unlevered Beta: ( Beta / Levering Factor ) (6) Levered Beta: ( Beta * Levering Factor )

(7) Cost of Equity: Rf + B ( Rm—Rf ) + Size Premium.

(8) WACC: Rd = Return on Debt Re = Return on Equity [ Rd * ( 1—tax rate ) * ( D / (D + E) ) ] + [ Re * ( E / (D+E) ) ] (9) Source: 2004 Ibbotson SBBI Yearbook.

CONFIDENTIAL

Allen Financial Analysis

Allen Enterprise Value Reference Range

($ in millions)

Comparable Company Analysis

Comparable Transaction Analysis

Discounted Cash Flow Analysis $6,000 $5,500 $5,000 $4,500 $4,000 $3,500 $3,000 $2,500 $2,000 $4,300 $3,300 $5,800 $4,600 $4,400 $3,400

Statistic(1)

CY2004 PF Revenues $1,258 2.6x - 3.4x 3.7x - 4.6x 2.7x - 3.5x

CY2005E Revenues 1,324 2.5x - 3.2x 3.5x - 4.4x 2.6x - 3.3x

CY2004 PF EBITDA 545 6.1x - 7.9x 8.4x - 10.7x 6.2x - 8.1x

CY2005E EBITDA 551 6.0x - 7.8x 8.3x - 10.5x 6.2x - 8.0x

CY2004 PF Unlevered NI 216 15.3x - 19.9x 21.3x - 26.9x 15.8x - 20.4x

CY2005E Unlevered NI 222 14.9x - 19.4x 20.7x - 26.1x 15.3x - 19.8x

(1) All Allen financial information provided by Solar Management. 2004 operating statistics pro forma for Inflow acquisition.

CONFIDENTIAL

Allen Financial Projections

($ in millions)

2004PF(1) 2005E 2006E 2007E 2008E 2009E

Revenue $1,258.1 $1,324.3 $1,386.7 $1,454.1 $1,515.7 $1,577.8

% growth 5.3% 4.7% 4.9% 4.2% 4.1%

Cost and Expenses:

Operating 757.6 792.6 837.6 879.1 915.1

Depreciation and amortization 151.4 161.5 167.8 181.9 189.3

Amort. of acquisition intangibles 29.6 29.6 29.5 25.1 21.3

Corporate 15.5 18.6 19.5 20.3 21.1

Total costs and expenses 954.1 1,002.2 1,054.4 1,106.4 1,146.9

Operating Income $359.6 $370.2 $384.4 $399.6 $409.3 $430.9

% margin 28.6% 28.0% 27.7% 27.5% 27.0% 27.3%

EBITDA $544.6 $551.2 $575.4 $597.0 $616.3 $641.5

% margin 43.3% 41.6% 41.5% 41.1% 40.7% 40.7%

Working Capital Changes $2.5 ($3.0) ($4.8) ($0.3) ($8.1)

Capital Spending $197.4 $208.0 $174.5 $181.9 $189.3

% revenue 14.9% 15.0% 12.0% 12.0% 12.0%

Source: Financials per Solar Management (1) Pro forma for acquisition of Inflow.

CONFIDENTIAL

Allen Comparable Company Analysis

($ in millions, except per share amounts)

FD Capitalization Operating Statistics

Stock Equity Enterp. FD Enterprise Value / Revenue CY05 LT CY2005

Price Market Market P/E Multiple Revenues EBITDA Growth EBIT Gr. Rate PE /

COMPANY (FYE) 3/18/05 Value Value CY05 CY06 CY05 CY06 CY05 CY06 ‘05-’06 Margin (LTGR) LTGR

Solar Street (Dec.) $24.95 $7,362 $7,669 16.1x 14.4x 2.0x 1.9x 7.0x 6.6x 5.4% 20.3% 13.5% 1.2x

Allen Street (Dec.) NA NA NA NA NA NA NA NA NA 5.0% 30.1% NA NM

Business Continuity Services

IBM (Dec.) $89.28 $148,419 $162,121 15.9x 14.3x 1.6x 1.5x 9.2x 8.8x 5.0% 13.3% 10.5% 1.5x

HP (Oct.) 20.10 58,772 52,383 12.7x NA 0.6x NA 6.7x NA NA 6.4% 10.9% 1.2x

Accenture (Aug.) 23.66 22,756 21,041 15.6x 13.7x 1.3x 1.2x 8.9x 8.3x 10.5% 13.0% 13.4% 1.2x

EDS (Dec.) 20.57 10,647 11,298 41.1x 33.2x 0.6x 0.6x 4.5x 4.2x (2.8%) 3.1% 13.6% 3.0x

CSC (Mar.) 44.96 8,723 10,353 15.1x 13.5x 0.7x 0.6x 5.0x NA 7.4% 6.4% 11.2% 1.3x

ACS (Jun.) 50.25 6,597 6,821 14.8x 13.7x 1.5x 1.3x 7.0x 6.3x 14.0% 15.6% 16.0% 0.9x

Median 15.3x 13.7x 1.0x 1.2x 6.8x 7.3x 7.4% 9.7% 12.3% 1.3x

Mean 19.2x 17.7x 1.0x 1.0x 6.9x 6.9x 6.8% 9.6% 12.6% 1.5x

S&P 500 Industry Indexes

Industrials NA NA NA 18.9x 16.5x NA NA NA NA 7.2% 15.6% NA NA

Utilities NA NA NA 15.4x 14.2x NA NA NA NA 1.8% 19.7% NA NA

Median 17.2x 15.4x NA NA NA NA 4.5% 17.7% NA NA

Mean 17.2x 15.4x NA NA NA NA 4.5% 17.7% NA NA

Source: Wall Street equity research.

($ in millions)

Statistic Range Implied Enterprise Value

CY05E Revenue $1,324 2.0x – 3.0x $2,649 – $3,973

CY06E Revenue 1,387 2.0x – 3.0x $2,773 – $4,160

CY05E EBITDA 551 6.5x – 8.5x $3,583 – $4,685

CY06E EBITDA 575 6.0x – 8.0x $3,453 – $4,604

CY05E Unlevered NI 222 14.0x – 18.0x $3,109 – $3,998

CY06E Unlevered NI 231 13.0x – 17.0x $2,999 – $3,921

Enterprise Value Reference Range $3,300 – $4,300

Source: Statistics per Company management.

CONFIDENTIAL

Allen Comparable Acquisitions Analysis

($ in millions)

Date Annc.	Target / Acquiror	FD Equity Value	FD Enterp. Value	Enterprise Value / Revenue LTM	Enterprise Value / EBITDA LTM	P/E LTM
08/09/2004	Synstar PLC / Hewlett Packard	$293.4	$266.6	0.7x	8.0x	NM
07/13/2004	National Processing / Bank of America	1,425.0	1,138.5	2.2x	9.9x	25.7x
03/14/2004	UGS PLM Solutions / Consortium	2,050.0	2,050.0	2.4x	9.2x	19.7x
03/10/2004	American Mgmt Systems / CGI Group	902.4	840.1	0.9x	11.0x	35.3x
02/23/2004	Triston GmbH / Hewlett-Packard	427.0	427.0	0.9x	NA	NA
04/02/2003	Concord EFS / First Data	7,448.1	6,194.0	3.1x	11.0x	20.4x
11/14/2002	EDS Consumer Network Services / Fiserv	320.0	320.0	NA	NA	NM
04/26/2002	Guardian IT / SunGard	85.0	265.0	1.6x	5.9x	15.1x
10/12/2001	Comdisco Availability Sol'ns / SunGard	850.0	850.6	1.8x	6.1x	NM
07/19/2001	Lockheed Martin IMS Corp. / Affiliated Computer Services	825.0	825.0	1.3x	7.6x	NA
	Median			**1.6x**	**8.6x**	**20.4x**
	Mean			**1.7x**	**8.6x**	**23.2x**

Source: SDC, company press releases and Wall Street equity research.

($ in millions)

	Statistic[1]	Range			Implied Enterprise Value		
CY04 PF Revenue	$1,258	3.0x	–	3.5x	$3,774	–	$4,404
CY04 PF EBITDA	545	8.0x	–	11.0x	$4,356	–	$5,990
CY04 PF Unlevered NI	216	22.0x	–	26.0x	$4,747	–	$5,610
		Enterprise Value Reference Range			$4,600	–	$5,800

(1) 2004 statistics pro forma Inflow acquisition.

CREDIT SUISSE | FIRST BOSTON

26

CONFIDENTIAL

Allen Discounted Cash Flow Analysis

Discounted Cash Flow Matrix

($in millions)

Discount Terminal EBITDA Multiple(2009)

Rate 7.0x 8.0x 9.0x

10.5% $916 $916 $916 Present Value of Free Cash Flow (2005-2009)

2,726 3,115 3,505 Present Value of Terminal Value

$3,642 $4,031 $4,421 Enterprise Value

6.7x 7.4x 8.1x Implied Enterprise Value / 2004 PF EBITDA Multiple

3.8% 4.6% 5.3% Implied Terminal Value Perpetuity Growth Rate

11.5% $892 $892 $892 Present Value of Free Cash Flow (2005-2009)

2,606 2,978 3,350 Present Value of Terminal Value

$3,498 $3,870 $4,242 Enterprise Value

6.4x 7.1x 7.8x Implied Enterprise Value / 2004 PF EBITDA Multiple

4.8% 5.6% 6.2% Implied Terminal Value Perpetuity Growth Rate

12.5% $869 $869 $869 Present Value of Free Cash Flow (2005-2009)

2,492 2,848 3,204 Present Value of Terminal Value

$3,361 $3,717 $4,073 Enterprise Value

6.2x 6.8x 7.5x Implied Enterprise Value / 2004 PF EBITDA Multiple

5.7% 6.5% 7.2% Implied Terminal Value Perpetuity Growth Rate

Growth and Margin Sensitivity

Revenue Growth Improvement

3,869.9 (2.0%) (1.0%) 0.0% 1.0% 2.0%

(2.0%) $3,456 $3,570 $3,687 $3,808 $3,932

Margin

Improvement

(1.0%) 3,541 3,658 3,779 3,902 4,030

0.0% 3,626 3,746 3,870 3,997 4,128

EBITDA

1.0% 3,711 3,834 3,961 4,092 4,226

2.0% 3,796 3,922 4,053 4,186 4,324

Note: % increase in EBITDA margin applies to 2009; each year assumes a fifth of the % change in margin until 2009. Note: Assumes midpoints of the discounted cash flow matrix for discount rate (11.5%) and terminal EBITDA multiple (8.0x).

CONFIDENTIAL

WACC Analysis - Allen

Assumptions

Tax Rate 40.00%

Risk Free Rate (20 year) (1) 4.72%

Equity Risk Premium (2) (9) 7.20%

Debt Sensitivity 0.50%

Industry Statistics Debt / Levering Unlevered Cost of

Beta (3) Mkt Eq. Factor (4) Beta (5) Equity (7)

SDS 1.04 7.5% 1.05 0.99 11.9%

IBM 0.98 16.4% 1.10 0.90 11.2%

HPQ 1.27 12.3% 1.07 1.18 13.2%

ACN 1.06 5.1% 1.03 1.02 12.1%

EDS 1.14 39.9% 1.24 0.92 11.3%

CSC 1.19 27.3% 1.16 1.02 12.1%

ACS 1.10 3.9% 1.02 1.08 12.5%

Average 16.0% 1.02 12.0%

Cost of Capital Pre-tax Cost of Debt

After-tax Cost of Debt

Debt/ Debt/ Average Lev. Levered Cost of Debt/ Size

Capital Equity Unlev. Beta Factor Beta (6) Equity (7) Capital Premium

0.0% 0.0% 1.02 1.00 1.02 12.0% 0.0% 0.0%

5.0% 5.3% 1.02 1.03 1.05 12.3% 5.0% 0.0%

10.0% 11.1% 1.02 1.07 1.08 12.5% 10.0% 0.0%

15.0% 17.6% 1.02 1.11 1.12 12.8% 15.0% 0.0%

20.0% 25.0% 1.02 1.15 1.17 13.1% 20.0% 0.0%

25.0% 33.3% 1.02 1.20 1.22 13.5% 25.0% 0.0%

30.0% 42.9% 1.02 1.26 1.28 13.9% 30.0% 0.0%

35.0% 53.8% 1.02 1.32 1.35 14.4% 35.0% 0.0%

40.0% 66.7% 1.02 1.40 1.42 15.0% 40.0% 0.0%

45.0% 81.8% 1.02 1.49 1.52 15.6% 45.0% 0.0%

50.0% 100.0% 1.02 1.60 1.63 16.4% 50.0% 0.0%

5.0% 5.5% 6.0% 6.5% 7.0% 7.5% 8.0% 8.5% 9.0% 9.5% 10.0%

3.0% 3.3% 3.6% 3.9% 4.2% 4.5% 4.8% 5.1% 5.4% 5.7% 6.0%

WEIGHTED AVERAGE COST OF CAPITAL (8)

12.0% 12.0% 12.0% 12.0% 12.0% 12.0% 12.0% 12.0% 12.0% 12.0% 12.0%

11.8% 11.8% 11.8% 11.9% 11.9% 11.9% 11.9% 11.9% 11.9% 11.9% 12.0%

11.6% 11.6% 11.6% 11.7% 11.7% 11.7% 11.8% 11.8% 11.8% 11.8% 11.9%

11.3% 11.4% 11.4% 11.5% 11.5% 11.6% 11.6% 11.7% 11.7% 11.7% 11.8%

11.1% 11.2% 11.2% 11.3% 11.4% 11.4% 11.5% 11.5% 11.6% 11.7% 11.7%

10.9% 11.0% 11.0% 11.1% 11.2% 11.3% 11.3% 11.4% 11.5% 11.6% 11.6%

10.6% 10.7% 10.8% 10.9% 11.0% 11.1% 11.2% 11.3% 11.4% 11.5% 11.5%

10.4% 10.5% 10.6% 10.7% 10.8% 10.9% 11.0% 11.1% 11.3% 11.4% 11.5%

10.2% 10.3% 10.4% 10.5% 10.7% 10.8% 10.9% 11.0% 11.1% 11.3% 11.4%

9.9% 10.1% 10.2% 10.4% 10.5% 10.6% 10.8% 10.9% 11.0% 11.2% 11.3%

9.7% 9.9% 10.0% 10.2% 10.3% 10.5% 10.6% 10.8% 10.9% 11.1% 11.2%

(1) Interpolated yield on the 20-year U.S. Treasury bond (3/15/05).

(2) The average historic spread between the return on stocks and l-t bonds (Ibbotson Ass.) (3) Barra U.S. Equity Beta Book predictions (4) Levering Factor: 1 + [ ( 1—tax rate ) * ( debt / equity ratio ) ] (5) Unlevered Beta: ( Beta / Levering Factor ) (6) Levered Beta: ( Beta * Levering Factor )

(7) Cost of Equity: Rf + B ( Rm—Rf ) + Size Premium.

(8) WACC: Rd = Return on Debt Re = Return on Equity [ Rd * ( 1—tax rate ) * ( D / (D + E) ) ] + [ Re * ( E / (D+E) ) ] (9) Source: 2004 Ibbotson SBBI Yearbook.

CONFIDENTIAL

Historical 1-year Forward P/E Multiple

35.0x 30.0x 25.0x 20.0x 15.0x 10.0x 5.0x

3/31/86 5/28/89 7/26/92 9/23/95 11/21/98 1/18/02 3/18/05

Solar S&P

S&P Mean: 19.5x

Solar Mean: 19.2x

September 11, 2001

Current(1) 16.1x 18.5x

1 Year Average 17.7x 19.7x

2 Year Average 18.4x 21.6x

3 Year Average 19.6x 23.2x

5 Year Average 21.6x 24.5x

10 Year Average 22.2x 23.0x

Period Average 19.2x 19.5x

Note: 1-year forward P/E based on IBES. (1) As of 3/18/05

Solar S&P 500

CONFIDENTIAL

Comparable Company Multiple Analysis

Peer Group Comparables

($ in millions, except per share amounts)

FD Capitalization

Stock Equity Enterp. Revenue CY05 LT CY2005

Price Market Market 2005 Multiples Growth EBIT Gr. Rate PE /

COMPANY (FYE) 3/18/05 Value Value P/E Rev EBITDA ‘05-’06 Margin (LTGR) LTGR

Solar Street (Dec.) $24.95 $7,362 $7,669 16.1x 2.0x 7.0x 5.4% 20.3% 13.5% 1.2x

Business Continuity Services

IBM (Dec.) $89.28 $148,419 $162,121 15.9x 1.6x 9.2x 5.0% 13.3% 10.5% 1.5x

HP (Oct.) 20.10 58,772 52,383 12.7x 0.6x 6.7x NA 6.4% 10.9% 1.2x

Accenture (Aug.) 23.66 22,756 21,041 15.6x 1.3x 8.9x 10.5% 13.0% 13.4% 1.2x

EDS (Dec.) 20.57 10,647 11,298 41.1x 0.6x 4.5x (2.8%) 3.1% 13.6% 3.0x

CSC (Mar.) 44.96 8,723 10,353 15.1x 0.7x 5.0x 7.4% 6.4% 11.2% 1.3x

ACS (Jun.) 50.25 6,597 6,821 14.8x 1.5x 7.0x 14.0% 15.6% 16.0% 0.9x

Median 15.3x 1.0x 6.8x 7.4% 9.7% 12.3% 1.3x

Mean 19.2x 1.0x 6.9x 6.8% 9.6% 12.6% 1.5x

Financial Services

ADP (Jun.) $44.78 $26,550 $25,037 27.6x 2.8x 11.7x 3.4% 19.9% 11.2% 2.5x

Fiserv (Dec.) 37.12 7,302 7,391 17.0x 2.0x 8.2x 10.1% 19.2% 15.9% 1.1x

SEI Investments Co. (Dec.) 37.12 4,024 3,768 21.3x 5.1x 15.5x 8.2% 30.4% 15.6% 1.4x

DST Systems (Dec.) 44.83 3,877 4,118 16.9x 2.4x 8.0x 5.3% 20.3% 13.1% 1.3x

Bisys (Jun.) 14.82 1,796 2,052 19.2x 1.8x 9.0x 7.7% 14.8% 14.0% 1.4x

Median 19.2x 2.4x 9.0x 7.7% 19.9% 14.0% 1.4x

Mean 20.4x 2.8x 10.5x 6.9% 20.9% 14.0% 1.5x

Securities Trading

CME (Dec.) $193.39 $6,787 $6,039 22.8x 6.7x 11.0x 14.3% 54.7% 15.0% 1.5x

Factset (Aug.) 32.01 1,626 1,558 15.4x 4.8x 12.0x NA 35.0% 16.0% 1.0x

Archipelago (Dec.) 18.90 1,018 842 17.3x 1.5x 8.1x (0.6%) 14.8% 10.5% 1.7x

Median 17.3x 4.8x 11.0x 6.8% 35.0% 15.0% 1.5x

Mean 18.5x 4.4x 10.3x 6.8% 34.8% 13.8% 1.4x

Source: Wall Street equity research.

# of 2005 P/E ‘04-’05 Rev 2005

Sector Companies Multiple Growth LTGR PE / LTGR

S&P 500 500 18.5x 6.5% 11.9% 1.6x

Consumer / Retail 24 17.6x 5.6% 10.9% 1.6x

Finance 45 12.4x 6.8% 10.8% 1.1x

Healthcare 11 18.5x 6.7% 11.2% 1.7x

Industrial / Manufacturing 27 17.3x 5.9% 11.3% 1.5x

Media 5 20.2x 6.6% 11.7% 1.7x

Technology 22 17.7x 7.0% 11.1% 1.6x

High 20.2x 7.0% 11.7% 1.7x

Median 17.7x 6.6% 11.2% 1.6x

Mean 17.3x 6.4% 11.2% 1.5x

Low 12.4x 5.6% 10.8% 1.1x

Source: Factset.

Note: Non-peer group comparables represent companies with market capitalizations greater than $1 billion in the S&P 500 or NASDAQ that have long term EPS growth rates between 10.0% and 12.0%.

For Illustrative Purposes Only

CONFIDENTIAL Illustrative Theoretical Stock Price Performance -Based on Current Multiple of 16.1x

Future Value Present Value

(Using Current Multiple of 16.1x) (Discounted at the Cost of Equity of 12.4%) $45.00 $40.00 $35.00 $30.00 $25.00 $20.00

Jan-1-05 Jan-1-06 Jan-1-07 Jan-1-08 Jan-1-09

- 2% Per Annum Base Case + 2% Per Annum (11.7% CAGR) EPS Growth $24.95 $28.96 $28.46 $27.96 $31.33 $33.63 $36.14 $33.61 $32.46 $37.42 $35.49 $41.70 $38.84

Base Case $45.00 $40.00 $35.00 $30.00 $25.00 $20.00

Jan-1-05 Jan-1-06 Jan-1-07 Jan-1-08 Jan-1-09

- 2% Per Annum Base Case + 2% Per Annum (11.7% CAGR) EPS Growth $24.95 $25.77 $25.32 $26.60 $25.69 $26.35

$24.99 $26.13 $24.34 $24.88 $24.80 $23.68 $22.64

Base Case

Note: Future values calculated using the current 1-year forward P/E of 16.1x and a current stock price of $24.95 as of 3/18/05. Note: Present value discounted at 12.4% based on Solar cost of equity.

This page illustrates an arithmetic exercise, prepared at your request, expressing certain hypothetical stock trading prices assuming the Company’s forecasts are realized and applying a 16.1 times earnings multiple. Accordingly, this exercise is not intended to, and does not, reflect CSFB’s view as to any future trading values of the Company’s common stock. Future stock trading prices are affected by many factors, many of which are beyond the control of the Company and are difficult to predict.

CONFIDENTIAL Illustrative Theoretical Stock Price Performance - Based on 3-year Average Multiple of 19.6x

Future Value Present Value

(Using 3-year Average Multiple of 19.6x) (Discounted at the Cost of Equity of 12.4%) $55.00 $50.00 $45.00 $40.00 $35.00 $30.00 $25.00 $20.00

Jan-1-05 Jan-1-06 Jan-1-07 Jan-1-08 Jan-1-09

- 2% Per Annum Base Case + 2% Per Annum (11.7% CAGR) EPS Growth $55.00 $50.00 $45.00 $40.00 $35.00 $30.00 $25.00 $20.00

Jan-1-05 Jan-1-06 Jan-1-07 Jan-1-08 Jan-1-09

- 2% Per Annum Base Case + 2% Per Annum (11.7% CAGR) EPS Growth $24.95 $35.26 $34.66 $40.93 $39.53 $45.56 $43.21 $50.78 $47.30

Base Case $34.05 $38.15 $40.95 $44.00 $24.95 $31.37 $30.83 $32.39 $31.29 $32.08 $31.81 $30.43 $29.63 Base Case $30.29 $30.20 $28.84 $27.57

Note: Future values calculated using a 3-year average 1-year forward P/E of 19.6x and a current stock price of $24.95 as of 3/18/05. Note: Present value discounted at 12.4% based on Solar cost of equity.

This page illustrates an arithmetic exercise, prepared at your request, expressing certain hypothetical stock trading prices assuming the Company’s forecasts are realized and applying a 19.6 times earnings multiple. Accordingly, this exercise is not intended to, and does not, reflect CSFB’s view as to any future trading values of the Company’s common stock. Future stock trading prices are affected by many factors, many of which are beyond the control of the Company and are difficult to predict.

CONFIDENTIAL

Solar Cost of Equity Analysis

Assumptions

Tax Rate 40.00%

Risk Free Rate (20 year) (1) 4.72%

Equity Risk Premium (2) 7.20%

Cost of Equity

Cost of Equity = Risk Free Rate + Beta * Equity Risk Premium

= 4.72% + 1.07 * 7.2%

= 12.4%

Industry Statistics Debt / Levering Unlevered Cost of

Beta Mkt Eq. Factor Beta (5) Equity (6)

(3) (4)

SDS 1.04 7.4% 1.04 0.99 11.9%

ADP 0.89 0.3% 1.00 0.89 11.1%

FISV 0.92 8.0% 1.05 0.88 11.0%

DST 0.96 43.0% 1.26 0.76 10.2%

SEIC 1.28 0.4% 1.00 1.27 13.9%

CME 1.15 0.0% 1.00 1.15 13.0%

BSG 1.62 22.0% 1.13 1.43 15.0%

FDS 1.13 0.0% 1.00 1.13 12.8%

AX 1.47 0.1% 1.00 1.46 15.3%

IBM 0.98 16.0% 1.10 0.90 11.2%

HPQ 1.27 12.2% 1.07 1.18 13.2%

ACN 1.06 5.0% 1.03 1.03 12.1%

EDS 1.14 39.5% 1.24 0.92 11.4%

CSC 1.19 27.0% 1.16 1.03 12.1%

ACS 1.10 4.0% 1.02 1.08 12.5%

Average 12.3% 1.07 12.4%

(1) Interpolated yield on the 20-year U.S. Treasury bond (3/15/05).

(2) The average historic spread between the return on stocks and l-t bonds (Ibbotson Ass.) (3) Barra U.S. Equity Beta Book predictions (4) Levering Factor: 1 + [ ( 1—tax rate ) * ( debt / equity ratio ) ] (5) Unlevered Beta: ( Beta / Levering Factor ) (6) Cost of Equity: Rf + B ( Rm—Rf ) + Size Premium.

CONFIDENTIAL

Illustrative LBO Analysis

Solar Price of $36.00 per Share

($ in millions, except per share)

Sources & Uses	
Sources:	
Cash on Balance Sheet [1][2]	$310
Bank Debt / Receivables Fin. [3]	4,500
Rolled Bonds [4]	500
High Yield [5]	3,000
Sponsor Equity	3,513
Total Sources	$11,823
Uses:	
Refinance ST Debt [1]	$45
Rolled Debt [1]	509
Purchase Solar Equity	10,952
Transaction Expenses	316
Total Uses	$11,823

Valuation	
Price per Share	$36.00
FD Shares (MM)	304.2
Equity Value	10,952
Plus: Net Debt as of 6/30/05	94
Aggregate Value	$11,047
2004 PF EBITDA [6]	1,088
LTM 3/31/05 PF EBITDA [6]	1,104
Agg Value / 2004 PF EBITDA	10.2x
Agg Value / LTM 3/31/05 PF EBITDA	10.0x

Return Analysis – 2010	
Exit Multiple	IRR (5.5-year)
8.0x	13.1%
9.0x	17.2%
10.0x	**20.6%**
11.0x	23.7%
12.0x	26.5%

Credit Analysis ($36.00 per share)	LTM 3/31/05	2005E	2006E	2007E	2008E	2009E	2010E
EBITDA [6]	$1,104	$1,145	$1,268	$1,382	$1,461	$1,545	$1,633
Bank Debt	4,500	4,422	4,161	3,381	2,902	2,378	1,784
Total Debt	8,000	7,922	7,661	7,296	6,881	6,402	5,878
Total Debt / EBITDA	7.2x	6.9x	6.0x	5.3x	4.7x	4.1x	3.6x
EBITDA / Interest Expense	2.0x	2.1x	2.3x	2.5x	2.8x	3.1x	3.5x
Total Debt / Capitalization	69.5%	68.6%	66.3%	63.3%	59.8%	55.7%	51.2%

Source: Financials per Solar Management.
Note: Assumes management rolls equity and is granted new options.
Note: Assumes transaction closes 6/30/05.
(1) Existing debt and cash as of June 30, 2005 and pro forma for OSSI, Inflow, Vivista, Integrity and RRI acquisitions and BRUT divestiture.
(2) Assumes a minimum cash balance of $150MM.
(3) Assumes Term Loan Rate of LIBOR +250bps and Receivables Financing Rate of LIBOR +150bps.
(4) Assumes rolled bonds maintain their current coupons of 3.75% and 4.88%.
(5) Assumes coupons of 8% and 9% for senior notes and senior subordinated notes, respectively.
(6) 2004 and LTM 3/31/05 EBITDA pro forma for OSSI, Inflow, Vivista, Integrity and RRI acquisitions and BRUT divestiture.

For Illustrative Purposes Only

CREDIT SUISSE | FIRST BOSTON

34

CONFIDENTIAL

Illustrative LBO Sensitivity Analysis

Exit Multiple Sensitivity

EXIT MULTIPLE SENSITIVITY

8.0x 9.0x 10.0x 11.0x 12.0x

$33.00 19.9% 24.2% 27.9% 31.2% 34.2%

$33.50 18.6% 22.8% 26.5% 29.7% 32.7%

$34.00 17.3% 21.5% 25.2% 28.4% 31.2%

$34.50 16.2% 20.3% 23.9% 27.1% 29.9%

$35.00 15.1% 19.2% 22.7% 25.9% 28.7%

$35.50 14.1% 18.1% 21.7% 24.8% 27.5%

$36.00 13.1% 17.2% 20.6% 23.7% 26.5%

Note: Assumes 7.2x leverage, based on LTM 3/31/05 PF EBITDA of $1,104.

Leverage Sensitivity

LEVERAGE SENSITIVITY

6.5x 7.0x 7.2x 7.5x 8.0x

$33.00 23.8% 26.4% 27.9% 29.8% 34.7%

$33.50 22.8% 25.1% 26.5% 28.1% 32.4%

$34.00 21.8% 23.9% 25.2% 26.6% 30.4%

$34.50 20.8% 22.7% 23.9% 25.2% 28.6%

$35.00 19.9% 21.7% 22.7% 23.9% 27.0%

$35.50 19.1% 20.7% 21.7% 22.7% 25.4%

$36.00 18.3% 19.8% 20.6% 21.6% 24.0%

Note: Assumes 10.0x exit.

For Illustrative Purposes Only

CONFIDENTIAL

These materials have been provided to you by Credit Suisse First Boston (“CSFB”) in connection with an actual or potential mandate or engagement and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with CSFB. In addition, these materials may not be disclosed, in whole or in part, or summarized or otherwise referred to except as agreed in writing by CSFB. The information used in preparing these materials was obtained from or through you or your representatives or from public sources. CSFB assumes no responsibility for independent verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance (including estimates of potential cost savings and synergies) prepared by or reviewed or discussed with the managements of your company and/or other potential transaction participants or obtained from public sources, we have assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). These materials were designed for use by specific persons familiar with the business and the affairs of your company and CSFB assumes no obligation to update or otherwise revise these materials. Nothing contained herein should be construed as tax, accounting or legal advice. You (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by these materials and all materials of any kind (including opinions or other tax analyses) that are provided to you relating to such tax treatment and structure. For this purpose, the tax treatment of a transaction is the purported or claimed U.S. federal income tax treatment of the transaction and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of the transaction.

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